CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment Number 51 to the Registration Statement (Form N-1A, No. 333-102943) of Munder Series Trust, and to the incorporation by reference of our reports dated August 23, 2013 on Munder Bond Fund, Munder Growth Opportunities Fund, Munder Index 500 Fund, Munder Integrity Mid-Cap Value Fund, Munder Integrity Small/Mid-Cap Value Fund, Munder International Fund — Core Equity, Munder International Small-Cap Fund, Munder Micro-Cap Equity Fund, Munder Mid-Cap Core Growth Fund, and Munder Veracity Small-Cap Value Fund (ten of the Funds constituting Munder Series Trust) included in the Annual Reports to Shareholders for the fiscal year ended June 30, 2013.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 25, 2013